SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2008

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630

(Address of principal executive offices) (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 15, 2008, InSight Health Services Corp. (“InSight”), a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Company”), entered into an executive employment agreement with Bernard O’Rourke. Pursuant to such agreement Mr. O’Rourke will serve as InSight’s and the Company’s Executive Vice President and Chief Operating Officer. The agreement provides that:

•                 Mr. O’Rourke will receive an annual salary of $265,000.

•                 He will also be eligible to receive an annual bonus of up to 45%, or such percentage approved by InSight’s board of directors, of his annual salary based on the Company achieving target financial goals approved by InSight’s board of directors. The target goals shall be set forth in a budget prepared by Mr. O’Rourke, and InSight’s management and approved by InSight’s board of directors, and shall as applicable, be set at the plan level applicable to the other executive officers of InSight.

•                 InSight shall purchase a life insurance policy on the life of Mr. O’Rourke and payable to such beneficiary or beneficiaries as he may designate in an amount equal to three (3) times the amount of his annual salary.

•                 Mr. O’Rourke shall also have the opportunity to participate in InSight’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans.

•                 Mr. O’Rourke will receive an automobile allowance of $750 per month.

•                 The Company’s board of directors expects to award Mr. O’Rourke non-statutory stock options to acquire shares of the Company’s common stock. Such options will be subject to performance-based vesting, which will occur upon a successful refinancing of InSight’s outstanding $315 million of aggregate principal amount of senior secured floating rate notes.  The exercise price of the option will be set on the date of actual grant and calculated as the five (5) day average closing price ending on the date of grant (but not less than the closing price on the date of grant).

•                 Mr. O’Rourke’s agreement and acknowledgement to certain covenants relating to noncompetition and nonsolicitation (relating to the Company’s employees and customers) during the term of his employment and continuing for a period of twelve (12) months thereafter.

The agreement further provides that Mr. O’Rourke’s employment will immediately terminate upon his death and the executors or administrators of his estate or his heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his death. InSight may upon thirty (30) days notice terminate Mr. O’Rourke’s employment if he is unable substantially to perform his or her services required by the agreement for three (3) consecutive months or shorter periods aggregating three (3) months during any twelve (12) month period because of a permanent and total disability. If Mr. O’Rourke’s employment is terminated because of a permanent and total disability he will be entitled to all accrued and unpaid compensation up to the date of termination.

Mr. O’Rourke’s employment and the agreement will terminate and he will be entitled to all accrued and unpaid compensation, as well as twelve (12) months of compensation at the annual salary rate then in effect upon the occurrence of the following:

(1)          Upon InSight’s fifteen (15) days’ written notice to Mr. O’Rourke of the termination of his employment in its discretion (i.e., without cause).  The agreement defines cause as the occurrence of one of the following:

•                 Mr. O’Rourke being convicted or pleading guilty or no contest to any (i) crime or offense which is likely to have a material adverse impact on the business operations, financial operations or overall business reputation of the Company, InSight or any of their subsidiaries, or (ii) any felony offense;

•                 Mr. O’Rourke committing or attempting to commit commit fraud or embezzlement;

•                 Mr. O’Rourke having breached any of his obligations under the employment agreement and failed to cure the breach within thirty (30) days following receipt of written notice of such breach or Mr. O’Rourke engages in intentional and repeated actions specifically and solely for the purpose of causing his termination by InSight;

•                 InSight or the Company, after reasonable investigation, finds that Mr. O’Rourke has violated or attempted to violate any material written policies and procedures of InSight or the Company, including but not necessarily limited to, policies and procedures pertaining to harassment and discrimination;

•                 Mr. O’Rourke’s failure to obey a specific written direction from InSight’s board of directors (unless such specific written instruction represents an illegal act), provided that (i) such failure continues for a period of thirty (30) business days after receipt of such specific written direction, and (ii) such specific written direction includes a statement that the failure to comply therewith will be a basis for termination thereunder; or

•                 any willful act or omission on Mr. O’Rourke’s part which is injurious in any material respect to the business operations, financial condition or business reputation of the Company, InSight or any of their subsidiaries.

(2)          If Mr. O’Rourke terminates his employment upon the occurrence of good reason and continuing for thirty (30) days thereafter. If Mr. O’Rourke fails to deliver the notice within such thirty (30) day period it shall constitute an agreement by Mr. O’Rourke to such event and eliminate his ability to terminate the agreement.  The agreement defines good reason as:

•                 the relocation by InSight, without Mr. O’Rourke’s consent, of his principal place of employment to a site that is more than eighty (80) miles from the executive’s principal residence in the State of California;

•                 a reduction by InSight, without Mr. O’Rourke’s consent, in his annual salary, duties and responsibilities, and title, as they may exist from time to time; or

•                 a failure by InSight to comply with any material provision of the agreement which is not cured within thirty (30) days after notice of such noncompliance has been given by Mr. O’Rourke, or if such failure is not capable of being cured in such time, for which a cure shall not have been diligently initiated by InSight within the thirty (30) day period.

(3)          If Mr. O’Rourke’s employment is terminated by InSight without cause or he terminates his employment for good reason within twelve (12) months of a change in control.  A change in control shall generally be deemed to have occurred if:

•                 any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a “Group”), who prior to such time beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company, shall acquire shares of InSight’s or the Company’s capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of InSight’s or the Company’s then outstanding capital stock, or

•                 InSight or the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company.

In addition, if any agreement is terminated pursuant to the foregoing (1) – (3), InSight will maintain at its expense until the earlier of twelve (12) months after the date of termination or commencement of Mr. O’Rourke’s benefits pursuant to full-time employment with a new employer under such employer’s standard benefits program, all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to the date of termination.

On May 15, 2008, InSight and the Company entered into a separation agreement with Marilyn U. MacNiven-Young, the Executive Vice President, General Counsel and Secretary of InSight and the Company. The separation agreement provides for, among other things:

•                 Ms. MacNiven-Young’s separation from the Company and InSight effective as of October 31, 2008;

•                 the payment of her annual salary for the period from November 1, 2008 to October 31, 2009;

•                 InSight’s agreement to provide outplacement counseling services for the six (6) months following October 31, 2008;

•                 Ms. MacNiven-Young shall be entitled to receive a bonus, if and when determined by the Company’s compensation committee, for the fiscal year ending June 30, 2008 to which she may be eligible;

•                 the Company agrees to continue to provide to her benefits, such as life insurance, medical, dental and health insurance, that she was entitled to receive prior to her separation, until the earlier of October 31 2009 or she becomes eligible for comparable employment benefits as the result of full-time employment with another employer;

•                 customary releases in favor of the Company by Ms. MacNiven-Young and customary releases in favor of Ms. MacNiven-Young by the Company; and

•                 her agreement to comply with certain noncompetition and nonsolicitation covenants (relating to the Company’s employees and customers) during the twelve-month period ending on October 31, 2009.

Ms. MacNiven-Young may revoke the separation agreement at any time prior to May 23, 2008.

Item 1.02               Termination of Material Definitive Agreement

Subject to Ms. MacNiven-Young’s revocation of the separation agreement, the separation agreement will supersede her existing Executive Employment Agreement, dated December 27, 2001.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2008, Mr. O’Rourke, age 48, was appointed the Executive President and Chief Operating Officer of InSight and the Company. From March 28, 2006 until May 15, 2008, Mr. O’Rourke served as the Senior Vice President and General Manager, Eastern Division of InSight Health Corp., a subsidiary of InSight. From January 17, 2005 to March 26, 2006, Mr. O’Rourke served as the Area Vice President-Enterprise Operations, Northeast of InSight Health Corp. From September 2004 until joining InSight Health Corp., Mr. O’Rourke was a consultant involved with laboratory operations and drug abuse collections. From September 2002 to September 2004, he was a director of operations for Radiologix, a provider of medical imaging services.

The material terms of the executive employment agreement between Mr. O’Rourke and InSight are described above in Item 1.01.

Item 9.01               Financial Statements and Exhibits

Exhibit No.

10.6	Separation Agreement dated May 15, 2008, by and among the Company, InSight and Marilyn U. MacNiven-Young, filed herewith.

10.17	Executive Employment Agreement dated as of May 15, 2008, by and between InSight and Bernard O’Rourke filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 21, 2008	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.6	Separation Agreement dated May 15, 2008, by and among the Company, InSight and Marilyn U. MacNiven-Young, filed herewith.

10.17	Executive Employment Agreement dated as of May 15, 2008, by and between InSight and Bernard O’Rourke, filed herewith.